UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2006

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Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24020	61-1321992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Bullitt Lane, Suite 450 Louisville, Kentucky		40222
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (502) 329-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On May 10, 2006, the Company and Dana Corporation entered into a preliminary Settlement Agreement of certain contractual disputes between the Company and Dana Corporation and their respective affiliates. The Settlement Agreement is contingent upon approval of the United States Bankruptcy Court, Southern District of New York which has scheduled a hearing on the matter for May 17, 2006. Upon final resolution, the Company will issue a press release regarding the outcome of this matter.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

       (d)    Exhibits

10.1    Settlement Agreement dated as of May 10, 2006 between Dana Corporation, Torque-Traction Manufacturing Technologies, Inc. and Dana Heavy Axle Mexico, S.A de C.V.; and Sypris Solutions, Inc., Sypris Technologies, Inc., Sypris Technologies Marion, LLC and Sypris Technologies Mexico, S. de R.L. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2006	Sypris Solutions, Inc.

	By:	/s/ John R. McGeeney
John R. McGeeney
General Counsel and Secretary

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INDEX TO EXHIBITS

Exhibit Number _______	Description __________

10.1
Settlement Agreement dated as of May 10, 2006 between Dana Corporation, Torque-Traction Manufacturing Technologies, Inc. and Dana Heavy Axle Mexico, S.A de C.V.; and Sypris Solutions, Inc., Sypris Technologies, Inc., Sypris Technologies Marion, LLC and Sypris Technologies Mexico, S. de R.L. de C.V.